Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned acknowledge and agree that the Statement on Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the common shares of Canadian Solar Inc., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned that is named as a reporting person in such filing without the necessity of filing an additional joint filing agreement. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This joint filing agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement.

Dated: January 17, 2025

PAG

By:	/s/ Jon-Paul Toppino
Name: Jon-Paul Toppino
Title: Director

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Director

PAG Growth Limited

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Director

PAG Growth Capital GP II Limited

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Director

PAG GROWTH II LP

By:	/s/ Jon Robert Lewis
Name: Jon Robert Lewis
Title: Director of PAG Growth Capital GP II Limited, acting as the general partner of PAG Growth II LP

PAGGC II-1 (CAYMAN) LIMITED

By:	/s/ Lincoln Lin Feng Pan
Name: Lincoln Lin Feng Pan
Title: Director of PA-Growth 2 Secretaries Limited, acting as the Corporate Director of PAGGC II-1 (Cayman) Limited

[Signature Page to Joint Filing Agreement]

PAG Castle Holdings Pte. Ltd.

By:	/s/ Lincoln Lin Feng Pan
Name: Lincoln Lin Feng Pan
Title: Authorised Signatory

[Signature Page to Joint Filing Agreement]